UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2010

SEA 2 SKY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-138989	98-0479847
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Fifth Avenue, Suite 4100, Seattle, WA	98104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 732-2759

(Former Name or former Address, if Changed Since Last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These statements relate to anticipated future events, future results of operations or future financial performance.  These forward-looking statements include, but are not limited to, statements related to our ability to raise sufficient capital to finance our planned operations, our ability to develop or market our products, our ability to successfully compete in the marketplace, and estimates of our cash expenditures for the next 12 to 36 months. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this Current Report on Form 8-K sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

We cannot guarantee future results, levels of activity or performance.  You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made.  These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed in connection with to the acquisition by the Company of ecoTECH Energy Group (Canada) Inc., and certain related actions taken by the Company.

This Current Report on Form 8-K responds to the following items of Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 3.02	Unregistered Sales of Equity Securities.
Item 5.01	Changes in Control of Registrant.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01	Financial Statements and Exhibits.

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms the “Company,” “we,” “us,” and “our” refer to Sea 2 Sky Corporation after giving effect to our acquisition of ecoTECH Energy Group (Canada) Inc., and the related transactions described below, unless the context requires otherwise.

Item 1.01               Entry into a Material Definitive Agreement

On November 9, 2010, Sea 2 Sky Corporation executed that certain Business Combination Agreement (the “Agreement’)  by and among Sea 2 Sky Corporation, 7697112 Canada Corp. and ecoTECH Energy Group (Canada) Inc. (“ecoTECH”) pursuant to which ecoTECH will amalgamate  with and into 7697112 Canada Corp., a wholly owned subsidiary of Sea 2 Sky Corporation (“Subco”) on the terms and conditions set forth under the Agreement whereby each issued Class A common share of ecoTECH shall be converted into the right to receive one share of Sea 2 Sky Corporation.

This description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as an exhibit to this Report and incorporated herein by reference.

Item 2.01               Completion of Acquisition or Disposition of Assets.

The ecoTECH Acquisition

On November 12, 2010, we completed the acquisition (the “Acquisition”) of all of the issued and outstanding shares of ecoTECH Energy Group (Canada) Inc., pursuant to the Agreement.

Under the terms of the Agreement, at closing, each holder of Class A common shares of ecoTECH received one share of our common stock in exchange for each Class A common share they held of ecoTECH, requiring the issuance of 110,606,239 shares of our common stock. ecoTECH then amalgamated with Subco, our wholly owned subsidiary, resulting in our 100% ownership of ecoTECH.

The closing of the Acquisition represented a change in control of our company. For accounting purposes, this change in control constitutes a re-capitalization of our company, and the acquisition has been accounted for as a reverse merger whereby we, as the legal acquirer, are treated as the acquired entity, and ecoTECH, as the legal subsidiary, is treated as the acquiring company with the continuing operations.  The financial statements of ecoTECH will be reported on an ongoing basis due to a change in reporting entity.

As a consequence of our acquisition of ecoTECH, we intend to conduct the business described under the Section of this Current Report on Form 8-K under the heading “Item 1.—Business—The Business of ecoTECH” as our sole business.

Upon the closing of the Acquisition the following persons held the following positions with our Company:

Name	Position with the Company

C. Victor Hall	Chief Executive Officer and a director (Chairman)
Erik Odeen	Chief Financial Officer and a director
Terry J. Ferguson	Executive Vice President and a director
John Matthews	Executive Vice President and a director
Anne Sanders	Vice President and a director

As a result, on the closing date, beneficial ownership of our common stock was as follows:

•	The holders of ecoTECHacquired in the aggregate beneficial ownership of approximately 58% of our issued and outstanding common stock;

•
The holders of our common stock immediately prior to the consummation of the Acquisition continued to hold approximately 42% of our issued and outstanding common stock after the completion of the Acquisition.

A discussion of the beneficial ownership of our directors, officers and principal stockholders is set forth below in the section entitled “Item 4.—Security Ownership of Certain Beneficial Owners and Management” beginning on page 16 of this Current Report on Form 8-K and is incorporated herein by reference.

FORM 10 INFORMATION

1.            Business

The following describes the business of Sea 2 Sky Corporation after giving effect to the acquisition of ecoTECH. Whenever the terms “our,” “we” “us” and the “Company” are used herein they refer to Sea 2 Sky Corporation, a Nevada corporation, together with ecoTECH, our wholly-owned subsidiary, unless the context otherwise provides.

Corporate Overview and History of SEA 2 SKY Corporation

General

We were incorporated under the laws of the State of Nevada on November 16, 2005 under the name “Sea 2 Sky Corporation”.   We were initially established to provide travel related services to tourists in Canada and other countries.  Due to an economic downturn, we abandoned the travel service business in the first half of fiscal 2009.  Accordingly, results from operations related to the travel business have been reclassified from current operations to that of discontinued operations.  Effective March 1, 2009, we transitioned our business focus to that of a world-wide renewable energy provider.  Prior to the acquisition of ecoTECH, we were a development stage company that intended to obtain sources of biomass supply streams and convert them into green or alternative energy products.

The Business of ecoTECH

Overview

ecoTECH was incorporated under the Canada Business Corporations Act (“CBCA”) on November 28, 2007 under the name “ecoPHASER Energy Corp.”   Our name was changed to “ecoTECH Energy Group (Canada) Inc. on July 1, 2010.   On November 12, 2010, ecoTECH was amalgamated with 7697112 Canada Corp., a federally incorporated company that was a wholly owned subsidiary of Sea 2 Sky Corporation, and as a result of this amalgamation, ecoTECH is now a wholly owned subsidiary of Sea 2 Sky Corporation. ecoTECH has no subsidiaries and is not a reporting issuer in any jurisdiction of Canada or the United States.

ecoTECH is a development-stage renewable energy company which plans to manufacture biomass-fuelled power stations that produce renewable and sustainable “green” energy products.

ecoTECH’s current executive offices are located at 101-26633 Gloucester Way, Langley, BC V4W 3S8 and its telephone number is (604) 288-8263.

Industry Overview

Renewable Energy Industry

Worldwide growth in the renewable energy industry is set to reach more than $250 billion by the year 2017.  In 2007, the biofuels market reached $25.4 billion globally, 40% of which came from the United States.  Accordingly, we believe there is approximately $225 billion of market opportunity in the next seven years.

In the United States, it is projected that 250 gigawatts (GW) of new generating capacity will be required between 2009 and 2035; of this capacity, 37 percent will come from renewable energy sources.  Nonhydro-electric renewable generation will account for 41 percent of the growth in total electricity generation from 2008 to 2035.  Power generated from biomass, which we believe is the most renewable energy source in the world, is expected to grow from 0.9 percent in 2008 to 5.5 percent in 2035.  A large portion of this increase comes from increased co-firing—a process in which biomass is mixed with coal in coal-firing plants.

The U.S. Energy Information Administration (“EIA”) projects that over the next 23 years (by 2035), the role of fossil fuel in providing energy will fall from 84% to 78%, and renewable energy sources will supply in excess of 14% of the nation’s total consumption.

ecoTECH’s Business Plan

ecoTECH plans to manufacture biomass-fuelled combined heat and power (CHP) stations that produce renewable and sustainable “green” energy products.  Over the past 30 years, ecoTECH’s executives have developed and refined a “proprietary thermal gasification” technology to create clean-burning waste-to-energy cogeneration Power Stations. This combined heat and power (CHP) technology produces: (i) electricity, which can be channeled to utilities and end-users via the Grid; and (ii) heat which can be used to fuel a torrefied biomass briquette manufacturing facility, allowing for a “green-fuel” offering and related revenue stream.  ecoTECH will specialize in the development and operation of CHP Power Stations and intends to build five CHP Power Stations in North American in the next five to seven years.

ecoTECH intends to strategically position multiple CHP Power Stations in order to: (i) reduce the reliance on fossil fuels by providing a sustainable and environmentally friendly source of energy and fuel products manufactured from local biomass feedstocks; (ii) meet specific local needs for decentralized power, while reducing the cost of biomass transportation; (iii) assist communities meet federal and state renewable energy and reduced emissions mandates; and, (iv) provide local jobs and community development for the project communities.

ecoTECH’s Advantages:

ecoTECH believes that its proprietary technology; prototype manufacturing equipment, and access to feedstock resources provide advantages over potential competitors to meet their objectives.

Proprietary Technology:

During the past 30 years, ecoTECH’s executives developed and refined its proprietary thermal gasification technology to create clean-burning waste-to-energy cogeneration Power Stations which would provide optimal revenue performance, correct volumetric fuel flow systems and minimum environmental impact. ecoTECH’s power stations combine technologies to effectively process and convert biomass and other feedstocks, under environmentally friendly conditions, into electricity. ecoTECH’s proprietary design uses multiple fuel stocks and produces higher mass-to-energy with almost zero harmful emissions to the environment.   Additionally, ecoTECH has acquired the licensing rights to adjunct technologies (hydroponic harvesting, cold storage, etc.) which, when requested, can be coupled with the power stations to provide cost-effective solutions for rural community needs.

Prototype Equipment:

ecoTECH’s technology has been developed and fine-tuned via initial prototypes created through private funding and tested in the Company’s lab facilities in Langley, BC. ecoTECH is currently in discussions with external engineering firms for independent testing and feasibility studies. Commercial scale manufacturing equipment will be constructed upon obtaining additional capital funding through debt and equity financing. Third party technologies/applications identified for use by ecoTECH have been tested and currently exist in commercial environments.

Bio-Mass Resources

ecoTECH has already established long-term agreements for sources of woody biomass with land owners; tree farm license (“TFL”) holders; First Nations bands in British Columbia and Alberta, Canada; and Native Americans in Montana, U.S. Currently, contracts and/or letters of intent have been secured from two North American sources which account for multiple-year fiber supply in excess of 1.5 million tons biomass feedstock per year.

ecoTECH’s Divisions

ecoTECH intends to conduct its business through two divisions:  (i) CHP Bio Energy Production Division and (ii) Torrefied Bio-Fuels Manufacturing and Distribution Division.

CHP Bio-Energy Production Division

The CHP Bio-Energy Production division uses biomass-to-energy technology to produce and provide renewable, clean power directly to the Grid, utility companies, power brokers, large industrial manufacturers and other end users.

ecoTECH’s combined heat and power (“CHP”) Bio-Energy Power Station produces heat and power by converting sustainable (closed or open loop) biomass or similar biomass through a thermal gasification process into heat (producing virtually zero harmful emissions), which is then converted into electricity.

ecoTECH has proprietary thermal power generation technology utilizing several patented components making it arguably the cleanest and most efficient thermal technology today. ecoTECH combines its own technology with the proven high quality technologies of both Turboden (a United Technologies company) and WOW Energies to transition the heat generated into usable power.

During the electricity generation process, a heat by-product is produced which would normally be classified as “waste heat”; however, ecoTECH endeavors to utilize all available energy from these highly efficient units, so the energy in the by-produced heat is captured and circulated in an ecoTECH Thermax® site heating high-flow hot oil systems. The oil is transferred in underground pipes at a temperature of 700o F. (370o C), and is used to heat the airless roasting chamber in the torrefaction process. Residual energy is used in other site heating systems before reheat by the ecoPHASER system.

ecoPhaser System

ecoTECH’s Power Station includes an “ecoPHASER”, which is a Sublimation Reactor and Sonic Standing Wave Pulsed Burner fuelled by such feedstocks as: coal, lignite, leonardite, peat, chipped tyres, straw, wood waste, forestry slash, croppings, coke, bark, sawdust, paper, natural gas, landfill gas, bagasse, presorted garbage, manure, dried sewage and municipal solid waste. Any and all of the aforementioned are viable and cost effective fuel feedstocks. The efficiency of the ecoPHASER allows traditional fuels such as coal or natural gas to be efficiently processed into electricity, producing emissions well below current regulatory requirements.

The ecoPHASER produces a near-zero NOx exhaust, comprising mainly of Nitrogen and CO2. The inert exhaust gases are piped to the sealed, flow-through drying tunnel, where the ambient moisture (<35%) wood chips are anaerobically heat-dried to <10% moisture. The zero-oxygen environment is sustained throughout the entire process.

Whereas other processes rely on exothermic oxidation of the material to produce friable bio-char, our process creates fiber embrittlement from super dehydration and thermal breakdown without oxygen, so the lift of hydrocarbons associated with aerobic char production and thermal oxidation of energy components cannot occur. Therefore, latent energy remains in the wood as it is rendered friable.

Upon exiting the roast oven, the flue gas is returned to the ecoPHASER system’s exhaust stack, whilst the biomass is ground to optimum granule size before mixing with the lignin binder extracted from wood by our separate Bio-Still™ process, prior to briquetting. The fully roasted chips are ground to an optimum fuel granule size required by the client power stations and mixed with 1.5% by weight dried lignin. The mixture is conveyed to an array of briquettors where it is compressed into the finished product. Most briquettes are 120 mm square cushion style, but the dies can be changed to suit client requirements.

CHP Bio-Energy Power Stations:

A CHP Bio-Energy Power Station is described as a Waste-to-Energy (W2E), Combined Heat and Power energy generating facility. It produces both the heat and electricity in varying combinations, which can be tailored to produce desired amounts of either. The main structure houses a variable number of modules operating in a parallel array, each delivering 12MW’s of electrical power and approximately 5MW’s equivalent (15Mbtu) of process and sacrificial heat.

Each station consists of a traditional two-stage gassifier / burner which utilizes proven proprietary gasification technology and “off the shelf” boilers and turbines. The stations are built in 12MW modules (or “Pods”) for simplicity in expansion and redundancy. This compact and scalable design provides flexibility for various sized projects.

For a typical 36MW Power Station: approximately 460 tons of biomass feedstock would be processed each day (during one eight hour shift) for 260 days per year, and would yield 130,000 tons fuel – enough electricity to provide 36 megawatts per hour, 24 hours per day, for 365 days per year (approximately 315 gigawatts per year). This is enough electricity to power 40,000 homes at average North American consumption rates.

Delivery of Heat from CHP Stations:

A 36MW Power Station produces raw heat energy in the magnitude of 165 GigaJoules (156 Mbtu) per hour, running 24 hours per day for 365 days per year. This equates to 17 MWe (17 megaWatts electricity equivalent) per ecoPHASER x 3, radiated into the boilers, superheaters, reheaters and economizers – thus converting energy into steam which turns the multiple stages of turbo-fans that comprise the steam turbines, which produces mechanical energy to revolve generators to electro-magnetically generate electricity, resulting in heat and mechanical losses that are circa 15 Mbtu (roughly 16 GigaJoules) of energy, most of which is available as high heat energy for use or transportation to a consumer.

The heat is transported via a piped Thermax® oil medium, that does not boil until over 700oF (371oC), hence no pressure of expansion as in steam systems; so no leakage, corrosion or burst potential. The insulated transmission pipes are small bore <55mm (2.2”), pumped at high speed around the circuit, usually 5 feet (1.5m) below ground and very safe. Heat is pumped to take-off points (heat exchangers/radiators) that may be housed in boilers for steam or hot water heaters.

Torrefied Bio-Fuels Manufacturing and Distribution Division

The Torrefied Bio-Fuels division will manufacture and distribute “green-fuel” via torrefied briquette plants powered by surplus heat and energy provided by the CHP Power Stations. Green-fuel is a wood-based “clean fuel” product that has been torrefied and pelletized, resulting in a highly-condensed wood fuel product which has roughly equal calorific value as standard coal and can be burned in the exact same manner but with greatly reduced carbon dioxide (CO2) emissions. Biomass in general provides a low cost, low risk route to lower CO2 emissions. When high volumes are needed, torrified biomass is price competitive with coal while meeting or exceeding emissions standards and may also provide a revenue stream through carbon credit gains.

ecoTECH anticipates that North American markets will further emerge as legislation and emission standards follow demand from governments and constituents seeking low carbon dioxide coal replacement products. Based on current pricing models and additional preliminary diligence discussions with a European utility company, we anticipate pricing FOB London at $250/ton US. At startup, ecoTECH expects to produce torrified biomass at a cost of $125/ton for delivery to European markets. Customers for “green-fuel” biofuels make up two potential groups: Direct end-users including current coal-fuelled power companies, and commodities brokers.

Torrefied Briquettes, As industries transition from coal-fired energy to more earth-friendly methods, “green-fuel” production provides a solution for coal-fired energy manufacturers to meet mandated percentages of sustainable fuels contents by established regulatory deadlines. Currently, most coal-fired power generators around the world do not have a readily available “green” fuel, and the cost of converting / retrofitting existing combustion systems is often not practicable.  Most of the coal-fired power generators pulverize coal in ball mills and spray the ground fuel into the combustion zones. When wood in briquette or pellet form is ground in a ball mill, it forms stubbornly stringy mats and fibers that clog the system, making it an unfeasible solution for long-term use.   However, when wood is roasted (“torrefied”), it becomes brittle at a certain temperature and takes on the attributes of coal, with the exceptions that it provides greater heat energy by weight, is sustainably renewable, and meets the mandated criteria. ecoTECH intends to use surplus heat generated by the Power Stations to provide this torrefaction process to woody biomass, which is then formed into briquettes to be sold at respectable margins on long-term fuel supply contracts with coal-fired power stations. This allies our efforts with the existing coal power giants, where helping them gives access to transmission facilities that would not be afforded a competitor.

Our torrefication process offers advantages for parties requiring low carbon dioxide replacement products, including

•	No modifications to firing systems needed; No capital outlay required to burn the fuel:
•	No handling or storage modifications needed; can be stored in the coal piles.
•	Will not deteriorate in inclement weather. Hydrophobic; hygroscopy actually less than coal.
•	Even with old burners, it will produce lower NOx and zero SOx to lower emissions.
•	Higher energy content; emissions reduction exceed percentage of briquettes added.
•
Carbon Credits: each ton of ecoTECH briquettes that are consumed reduces the CO2 output by 2.5tons. Depending on the buyer and the prevailing cap & trade spot at the time, this amounts to a rebate of at least $75 per ton of briquettes used.

Torrefaction Technology:

Torrefaction is a scientifically proven method for improving the properties of biomass as a fuel. Torrefaction is the thermo-chemical treatment of biomass at 200 to 300°C, carried out under atmospheric conditions and in the absence of oxygen. During the process the biomass partly decomposes, giving off various types of volatiles. The final product is the remaining solid, which is often referred to as torrefied biomass, or torrefied wood when produced from woody biomass.

Typically, 70% of the mass is retained as a solid product, containing approximately 90% of the initial energy content. The remaining 30% of the mass is converted into torrefaction gases, but contains only approximately 10% of the energy content of the biomass. Hence a considerable energy densification can be achieved, typically by a factor of 1.3 on mass basis. This example points out one of the fundamental advantages of the process, which is the high transition of the chemical energy from the feedstock to the torrefied product, while concurrently the fuel properties are improved

Torrefaction can potentially be applied to a wide variety of biomass (softwood, hardwood, herbaceous, wastes) so that the range of biomass feedstock for torrefied wood briquettes can be greatly increased. ecoTECH plans to apply torrefaction technology to increase the energy output in biomass products and to provide a coal-like product with significant environmental advantages.

The torrefied biomass has also proven to have hydrophobic (resistant to or avoiding wetting) properties which are welcome during storage. From the pelletization viewpoint, the implementation of torrefaction within the pelletization process offers theoretical solutions to the problems encountered with the durability and biological degradation of wood pellets.

Ancillary Operations:

To supplement the CHP Power Stations and torrefied briquette facilities, ecoTECH intends develop and operate avant-garde greenhouses, indoor food fish propagation facilities, and cold store facilities that further use by-produced heat and carbon dioxide from the CHP stations. These projects create adjunct profitable activities which provide regional production of organic foods, heat exchange cold storage and other products which are essential elements of our 21st century sustainable way of life. The demand for all of the products and services we offer is growing with international environmental awareness and the knowledge of the importance of sustainability across the world. We believe that our comprehensive approach is unique in the energy sector.

Current Projects

ecoTECH is in various stages of three large projects located in both the U.S. and Canada:

1.	Ashland Montana: 36MW/hour biomass-fuelled CHP Power Station;
2.
McBride, British Columbia, Canada – Phase I:  Power & Heat 5MW Electricity + 27 GJ/hour process heat CHP Power Station; 4 hectare Hydronov mixed produce hydroponic greenhouse: Hydranov 4 hectare aquaculture facility and ecoTECH cold storage technology; and

3.	McBride, British Columbia, Canada – Phase II: One additional biomass-fuelled Power Station, rated at 36MW per hour (at 75% capacity).

Using local wood waste biomass, each of these projects will provide electricity and fuel products to multiple communities, with excess energy production available to external utility companies and energy brokers which can be transferred easily via the Grid infrastructure.

Employees

Immediately following the closing of the Acquisition, we had 6 employees, including five executive officers.

Item 1A.               Risk Factors

An investment in our common stock involves various risks. You should carefully consider the risk factors set fort below in conjunction with the other information contained in this report before purchasing our common stock. If any of the risks discussed in this report actually occur, our business, operating results, prospects and/or financial condition could be adversely impacted.  This could cause the market price of our common stock to decline and could cause you to lose all or part of your investment.

Risks Related to our Business and Our Industry

We have no operating history on which to evaluate our potential for future success. We have had no material operations to date.  Consequently, evaluating an investment in us and predicting our future results based upon our past performance is not possible, particularly with respect to our ability to develop our products and services, to generate and sustain a revenue base sufficient to cover operating expenses or to achieve profitability.

Based on our historical financials, there is uncertainty as to our ability to continue as a going concern.   In the event that we are unable to achieve or sustain profitability or are otherwise unable to secure additional external financing, we may not be able to meet our obligations as they come due, raising substantial doubts as to our ability to continue as a going concern.  Any such inability to continue as a going concern may result in our security holders losing their entire investment.  Our financial statements, which have been prepared in accordance with generally accepted accounting principles, contemplate that we will continue as a going concern and do not contain any adjustments that might result if we were unable to continue as a going concern.  Notwithstanding the foregoing, our cash flow deficiencies raise substantial doubt as to our ability to continue as a going concern.  Also, changes in our operating plans, our existing and anticipated working capital needs, the acceleration or modification of our expansion plans, lower than anticipated revenues, increased expenses, potential acquisitions or other events may also affect our ability to continue as a going concern.

We will need additional financing for which we have no commitments and this may jeopardize execution of our business plan. We have limited funds, and such funds may not be adequate to carry out the business plan in the energy business.  Our ultimate success depends upon its ability to raise additional capital.  We have not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing.  If we needs additional capital, it has no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us.  If not available, our operations will be limited to those that can be financed with its modest capital.

Torrefication technologies are unproven on a large-scale commercial basis and performance could fail to meet projections, which could have a detrimental effect on the long-term capital appreciation of our stock.  While wood pellet production is a mature technology, newer technologies such as torrefaction have not been built at large commercial scales. The technologies being utilized by us for alternative energy production from biomass have not been demonstrated on a commercial scale. All of the tests conducted to date by us with respect to a specific torrefaction technology have been performed on limited quantities of feedstocks, and we cannot assure you that the same or similar results could be obtained at competitive costs on a large-scale commercial basis. We have never utilized these technologies under the conditions or in the volumes that will be required to be profitable and cannot predict all of the difficulties that may arise. It is possible that the technologies, when used, may require further research, development, design and testing prior to larger-scale commercialization. Accordingly, we cannot assure you that these technologies will perform successfully on a large-scale commercial basis or at all.

Competition from large producers of torrefied biomass energy products and other competitive renewable energy products may impact our profitability.  Although we are not aware of any large commercial operations which convert biomass into energy via the torrefaction technology, we expect others to follow our lead.  In addition, manufacturers of other sources of alternative energy (from wind, water, sun, etc.) are considered competitors in our industry. Our proposed torrefaction plants will compete with all of these competitors at varying levels.

We will be impacted by woody biomass supply.  Our Torrefied biomass energy products will be produced from woody biomass, and currently we have agreements for sufficient woody biomass to accommodate up to two plants.  However, should these resources be affected by weather, governmental restraints, and other conditions, we might experience a shortage of raw material which would hinder operations.

We may not be able to obtain the funding to construct and operate our terrified energy plans, the failure of which could adversely affect our business, operations and financial condition. Our business plan depends on the completion of multiple torrefaction plants. Although each facility will have specific funding requirements, our proposed first plant will require approximately $100 million to fund. We will be relying on additional financing, and also funding from such sources as Federal and State grants and loan guarantee programs.  We are currently in discussions with potential sources of financing but no definitive agreements are in place. If we cannot achieve the requisite financing or complete the plants as anticipated, this could adversely affect our business, the results of our operations, prospects and financial condition.

Risks Related to Government Regulation and Subsidization

Federal Regulations concerning grants and tax incentives could expire or change which could cause an erosion of the competitive strength of the biomass renewable energy industry. The US Congress currently provides certain federal tax credits for alternative energy manufacturers, distributors, and end-users.  The current alternative energy industry and our business initially depend on the continuation of these credits. The credits have supported a market for renewable energy sources (specifically biomass) that might disappear without the credits. These credits may not continue beyond their scheduled expiration date or, if they continue, the incentives may not be at the same level. The revocation or amendment of any one or more of these tax incentives could adversely affect the future use of biomass alternative energy in a material way, and we cannot assure investors that any of these tax incentives will be continued. The elimination or reduction of federal tax incentives to the renewable energy industry could have a material adverse impact on the industry as a whole.

Non-stringent enforcement of environmental and energy policy regulations may adversely affect demand for renewable alternative energy sources such as those provided by the conversion of woody biomass. Our success will depend in part on effective enforcement of existing environmental and energy policy regulations. Many of our potential customers are unlikely to switch from the use of conventional fossil fuels unless compliance with applicable regulatory requirements leads, directly or indirectly, to the use of environmentally-friendly alternatives. Both additional regulation and enforcement of such regulatory provisions are likely to be vigorously opposed by the entities affected by such requirements. If existing emissions-reducing standards are weakened, or if governments are not active and effective in enforcing such standards, our business and results of operations could be adversely affected.  Even if the current trend toward more stringent emission standards continues, we will depend on the ability of biomass alternative energy to satisfy these emissions standards more efficiently than other alternative technologies. Certain standards imposed by regulatory programs may limit or preclude the use of our products to comply with environmental or energy requirements. Any decrease in the emission standards or the failure to enforce existing emission standards and other regulations could result in a reduced demand for our products. A significant decrease in the demand will reduce the price of our products, adversely affect our profitability and decrease the value of your stock.

Our proposed new torrefication plants will also be subject to federal, state and provincial laws regarding occupational safety. Risks of substantial compliance costs and liabilities are inherent in the conversion process leading to the production of Torrefied biomass energy products. We may be subject to costs and liabilities related to worker safety and job related injuries, some of which may be significant. Possible future developments, including stricter safety laws for workers and other individuals, regulations and enforcement policies and claims for personal or property damages resulting from operation of the torrefaction plants could reduce the amount of cash that would otherwise be available to further enhance our business.

The departure of our Chief Executive and/or other key personnel could compromise our ability to execute our strategic plan and may result in additional severance costs to us. Our success largely depends on the skills, experience and efforts of our key personnel, including our Chief Executive Officer and other key personnel.  The loss of these persons, or our failure to retain other key personnel, would jeopardize our ability to execute our strategic plan and materially harm our business.  In addition, we intend to enter into a written employment agreement with each of our key executives that can be terminated at any time by us or the executives.

We will need to recruit and retain additional qualified personnel to successfully grow our business.  Our future success will depend in part on our ability to attract and retain qualified operations, marketing and sales personnel as well as engineers.  Inability to attract and retain such personnel could adversely affect the growth of our business.  We expect to face competition in the recruitment of qualified personnel, and we can provide no assurance that we will attract or retain such personnel.

We are subject to management risks. New ventures have substantial inherent risks including, but not limited to, development, marketing, sales, distribution, human factors and the coordination of any and all of these activities.  Notwithstanding our due diligence and any pre-planning, our products and services may encounter unexpected problems in connection with any of these activities that could not be foreseen or accurately predicted and which could have a material adverse effect on our business, financial condition and results of operations.

We will incur increased costs as a result of being a public company, compared to our historical operations as a private company.  As a public company, we will incur significant legal, accounting and other expenses that ecoTECH did not incur as a private company.  We expect the laws, rules and regulations governing public companies to increase our legal and financial compliance costs and to make some activities more time-consuming and costly.  Additionally, with the consummation of the Agreement and the termination of our status as a shell company, we will incur additional costs associated with our public company reporting requirements.

We do not have any independent directors and we have not voluntarily implemented various corporate governance measures, in the absence of which stockholders may have more limited protections against interested director transactions, conflicts of interests and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of three individuals, two of whom are also our executive officers and the third of whom is an officer of one of our significant stockholders. Our executive officers make decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officers and the oversight of the accounting functions.

Although we have adopted a Code of Ethics and Business Conduct we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Risks Related to our Stock

Trading in our common stock is limited and the price of our common stock may be subject to substantial volatility. Our common stock is traded on the OTC Bulletin Board, and therefore the trading volume is more limited and sporadic than if our common stock were traded on a national stock exchange such as The Nasdaq Stock Market or the NYSE Amex. Additionally, the price of our common stock may be volatile as a result of a number of factors, including, but not limited to, the following:

•	quarterly variations in our operating results;

•	large purchases or sales of our common stock;

•	actual or anticipated announcements of new products or services by us or competitors;

•	general conditions in the markets in which we compete; and

•	economic and financial conditions.

“Penny stock” regulations may impose certain restrictions on the marketability of our securities.  The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions (including the issuer of the securities having net tangible assets (i.e., total assets less intangible assets and liabilities) in excess of $2,000,000 or average revenue of at least $6,000,000 for the last three years). As a result, our common stock could be subject to these rules that impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally persons with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse).  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.  Additionally, for any transaction involving a “penny stock,” unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the “penny stock” market.  The broker-dealer must also disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market.  Finally, monthly statements must be sent disclosing recent price information for the “penny stock” held in the account and information on the limited market in “penny stocks.”  Consequently, although the “penny stock” rules do not currently apply to our securities, if these rules do become applicable in the future, this may restrict the ability of broker-dealers to sell our securities.

Our officers and directors collectively own a substantial portion of our outstanding common stock, and as long as they do, they may be able to control the outcome of stockholder voting.  After giving effect to the transactions under the Agreement, our officers and directors are collectively the beneficial owners of approximately 53% of the outstanding shares of our common stock. As long as our officers and directors collectively own a significant percentage of our common stock, our other shareholders may generally be unable to affect or change the management or the direction of our company without the support of our officers and directors. As a result, some investors may be unwilling to purchase our common stock. If the demand for our common stock is reduced because our officers and directors have significant influence over our company, the price of our common stock could be materially depressed. The officers and directors will be able to exert significant influence over the outcome of all corporate actions requiring stockholder approval, including the election of directors, amendments to our certificate of incorporation and approval of significant corporate transactions.

Securities analysts may not cover our common stock and this may have a negative impact on our common stock’s market price. The trading market for our common stock may depend on the research and reports that securities analysts publish about us or our business.  We do not have any control over these analysts.  There is no guarantee that securities analysts will cover our common stock.  If securities analysts do not cover our common stock, the lack of research coverage may adversely affect our common stock’s market price, if any. If we are covered by securities analysts, and our stock is downgraded, our stock price would likely decline.  If one or more of these analysts ceases to cover us or fails to publish regularly reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing capital stock.  We have financed our operations, and we expect to continue to finance our operations, acquisitions and develop strategic relationships, by issuing equity or convertible debt securities, which could significantly reduce or dilute the percentage ownership of our existing stockholders.  Furthermore, any newly issued securities could have rights, preferences and privileges senior to those of our existing stock.  Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of stock to decline.

We may also raise additional funds through the incurrence of debt, and the holders of any debt we may issue would have rights superior to your rights in the event we are not successful and are forced to seek the protection of the bankruptcy laws.

We have no current intention of declaring or paying any cash dividends on our common stock.   We do not plan to declare or pay any cash dividends on our common stock. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business.

Item 2.    Financial Information

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information set forth and discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Operation is derived from: (i) the audited financial statements of ecoTECH for the period from Inception to December 31, 2009, and the years ended December 31, 2009 and 2008 and the related notes thereto, which are included as Exhibit 99.1 to this Current Report on Form 8-K; and (ii) the unaudited financial statements of ecoTECH for the period from Inception to June 30, 2010, and the interim six (6) month periods ended June 30, 2010 and 2009 and the related notes thereto, which are included as part of Exhibits 99.1.  The following information and discussion should be read in conjunction with such financial statements and notes thereto.  Additionally, this Management’s Discussion and Analysis of Financial Condition and Results of Operation contains certain statements that are not strictly historical and are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a high degree of risk and uncertainty.  Actual results may differ materially from those projected in the forward-looking statements due to other risks and uncertainties that exist in the Company’s operations, development efforts and business environment, the other risks and uncertainties described in the section entitled “Cautionary Note Regarding Forward-Looking Statements” at the front of this Current Report on Form 8-K, and our “Risk Factors” section herein.  All forward-looking statements included herein are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statement.

The separate financial statements of Sea 2 Sky Corporation and the Management’s Discussion and Analysis of Financial Condition and Results of Operation with respect to the Sea 2 Sky Corporation’s financial statements are contained in Sea 2 Sky Corporation’s Form 10-Q filed for the period ended May 31, 2010 with the Securities and Exchange Commission on June 25, 2010, and its Annual Report on Form 10-K, for the year ended August 31, 2009, filed with the Securities and Exchange Commission on December 8, 2009. The unaudited pro forma consolidated financial statements of the Company are contained in Exhibit 99.2 to this Current Report and are also incorporated by reference into this Current Report on Form 8-K.

Company Overview

ecoTECH was incorporated under the Canada Business Corporations Act on November 28, 2007 under the name “ecoPHASER Energy Corp.”   Our name was changed to “ecoTECH Energy Group (Canada) Inc. on July 1, 2010.  ecoTECH is a development stage renewable energy company which plans to manufacture biomass-fuelled power stations that produce renewable and sustainable “green” energy products.

ecoTECH’s current executive offices are located at 101-26633 Gloucester Way, Langley, BC V4W 3S8 and our telephone number is (604) 288-8263

Summary of Critical Accounting Policies

Share-Based Payments

The Company accounts for stock issued to employees and directors under ASC 718 – “Compensation – Stock Compensation”. Under ASC 718, stock-based compensation cost to employees is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the employee's requisite vesting period.  No stock options are currently outstanding.  The Company measures compensation expense for its non-employee stock-based compensation under ASC 505 – Equity. The fair value of the option issued or committed to be issued is used to measure the transaction.  The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete or the award is fully vested. The fair value of the equity instrument is charged directly to stock-based compensation expense and credited to common stock (no par). ecoTECH is a privately-held company, with no trading history.  The fair market value of the stock used for costing prior stock compensation transactions has been based on the standard recurring sales price of CAD$0.32 per share, net of any tax-benefit valued shares.   Post-acquisition, the Company will generally use the closing market price of the stock at grant date for the valuation of stock issuances to both employees and non-employees.

Research and Development Costs

The Company accounts for research and development (“R&D”) costs in accordance with ASC 730, “Accounting for Research” , which requires that R&D costs be expensed as incurred, and that each year’s total R&D costs be disclosed in the financial statements.  ASC 730 views the research component of R&D as a “planned search or critical investigation aimed at discovery of new knowledge” that could result in a new or improved product, service, process, or technique. The development component of R&D is translating “research findings or other knowledge into a plan or design” for a new or improved product, service, process, or technique. Development includes conceptual formulation, design, and testing of product alternatives; construction of prototypes and operation of pilot plants; but not routine alterations to existing products, processes, or operations. The costs of materials and equipment that will be acquired or constructed for use when beginning construction of the Company’s power stations and development of related plant sites will be capitalized classified as property, plant and equipment and depreciated over their estimated useful lives.  To date, research costs include engineering and environmental expenses related to the Company's future waste-to-energy facilities, and all have been expensed when incurred.

Business Combinations
Effective January 1, 2009, the Company adopted ASC 805, Business Combinations (“ASC 805”), a updated accounting standard which carries forward the requirements to account for all business combinations using the acquisition method (formerly called the purchase method). Under ASC 805, business combination accounting applies to a wider range of transactions and events, including acquisitions of some development stage companies, combinations of mutual entities, acquisitions without the exchange of consideration, or other scenarios in which the acquirer obtains control of one or more businesses. In general, ASC 805 requires acquisition-date fair value measurement of identifiable assets acquired, liabilities assumed, and non-controlling interests in the acquiree. Under ASC 805, the value of the business acquired usually is measured as the sum of the acquisition-date values (measured at fair value, with a few exceptions).  ASC 805 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

The business combination of ecoTECH and Sea 2 Sky Corporation was accounted for as a reverse acquisition with ecoTECH being treated as the acquirer for accounting purposes. Accordingly, for all periods presented in this Report, the financial statements of ecoTECH have been adopted as the historical financial statements of Sea 2 Sky Corporation.  The assets and liabilities acquired were recorded at their fair values at the Acquisition Date. Identified intangible assets, goodwill and property, plant and equipment are recorded at their estimated fair values per preliminary valuations and may change based on the final valuation.  The results of operations of the acquired business have been included in our operating results beginning as of the Acquisition Date.

Convertible Debentures
Convertible debt is accounted for under the guidelines established by ASC 740 “Beneficial Conversion Features”. The Company records a beneficial conversion feature (“BCF”) related to the issuance of convertible debt that have conversion features at fixed or adjustable rates that are in-the-money when issued and records the fair value of the conversion feature with those instruments. The BCF for the convertible instruments is recognized and measured by allocating a portion of the proceeds to the conversion feature, and as a reduction to the carrying amount of the convertible instrument equal to the intrinsic value of the conversion features, both of which are credited to common stock.  The Company recognizes that misapplication could materially impact the financial condition and interest costs associated with such debentures.

Results of Operations

We had no revenues from November 28, 2007 (“Inception”) through June 30, 2010.  We incurred $24,550,440 in operating expenses for the period from Inception through June 30, 2010, of which $21,977,568 was related to stock compensation costs.

Net cash used in operating activities for the period from Inception to June 30, 2010, was approximately $1,420,167, consisting primarily of our operating loss of $27,455,274 offset by non-cash expenses of $117,894 in depreciation, $21,977,568 of stock compensation expense, $541,131 for accretion of beneficial conversion feature, $700,535 of loss on extinguishment of convertible debt, financing costs of $1,389,908 and an increase in accounts payable of $786,657 and accrued liabilities of $574,537.

 Net cash provided by financing activities for the period from Inception to June 30, 2010, was approximately $1,671,574, which consisted of $140,730 in proceeds from notes payable from related parties; $280,945 in proceeds from the sale of common stock; $109,639 in proceeds from the sale of flow-through shares; and $1,137,580 in proceeds from the sale of convertible debentures.

The report of our independent accountants for the fiscal year ended December 31, 2009, states that we have incurred operating losses since inception and require additional capital to continue operations, and that these conditions raise substantial doubt about our ability to continue as a going concern.  We believe that, as of the date of this report, in order to fund our plan of operations over the next 12 months, we will need to fund our operations and capital requirements from borrowings and/or the sale of additional debt, equity, or convertible securities.   It is possible that we will be unable to obtain sufficient additional capital through the sale of our securities as needed.

Plan of Operations

The Company intends to strategically position multiple CHP Power Stations in order to:

•	Reduce the reliance on fossil fuels by providing a sustainable and environmentally friendly source of energy and fuel products manufactured from local biomass feedstocks;

•	Meet specific local needs for decentralized power, while reducing the cost of biomass transportation;

•	Assist communities to meet federal and state renewable energy and reduced emissions mandates; and,

•	Provide local jobs and community development for the project communities.

Long-term markets and goals have been identified for each ecoTECH project, designed to fulfill corporate, investor and shareholder requirements. These can be summarized as follows:

Renewable Energy Production and Sales:

CHP Power Stations are modular units built in chains to meet specified power needs of the community or communities. Combined heat and power are produced in variable ratios, depending on the application. Local fiber availability and transmission bandwidth are two limiting factors when determining total capacity to construct. Hence, a Power Station is expandable and flexible to changing environments. Each Power Station project brings baseline income for two to three decades. Power supply purchase agreements run from five to thirty years, and we generally expect a return on investment circa 25%, being unaffected by market trends.

Green Fuel Production:

Torrefied Briquettes, “Green-fuel”, production allows an alternative to coal-fired energy manufacturers in order to meet renewable energy mandates by established deadlines. When wood is roasted (“torrefied”), it becomes brittle at a certain temperature and takes on the attributes of coal, with the exceptions that it provides greater heat energy by weight, is sustainably renewable, and meets the mandated criteria. ecoTECH uses surplus heat generated by the Power Stations to provide this torrefaction process to woody biomass, which is then formed into briquettes to be sold at respectable margins on long-term fuel supply contracts with coal-fired power stations. This allies our efforts with the existing coal power giants, where helping them gives access to transmission facilities that would not be afforded a competitor. Our projections indicate this business segment offers an return on investment (ROI) of approximately 20%.

Ancillary Operations:

Food Production Projects are interrelated self-contained businesses that can evolve around the Power Stations, utilizing the surfeit of energy by-products to support local hydroponic greenhouses and aquaculture fish facilities. These are essentially franchises from a worldwide developer/operator that employs indigenous personnel. Food production is an essential service, with profit margins our management expects from 30-40%, and returns on investment of 23% (hydroponic greenhouses) and 32% (aquaculture). We have the finest expertise available plus full local staff training from these renowned specialist organizations.

During the following 18 months, the Company plans to fund the construction of its first CHP Power Station projects in McBride, British Columbia, Canada, through debt financing and private placement equity funding, obtaining the estimated $160 million in capital required for completion of this two-phase project.  Through proprietary thermal gasification technology, this plant is expected to create a total of 41 MW/hour of electricity which can be channeled via the Grid to utilities and end-users; and heat which can be used to fuel ancillary operations such as large scale (four-hectare) hydroponic greenhouses, and food fish propagation facilities.  The Company has already secured long-term biomass fuel source agreements to fuel the plants.  Once completed, projected combined revenue is estimated to be in excess of $106 million annually, with a corresponding return on investment (“ROI”) of between 26-28%.

Additionally, the Company is finalizing agreements for its second project, located in Ashland, Montana, which consists of a 36MW/hour biomass-fuelled CHP Power Station projected to generate in excess of $42 million of electricity revenue during its first full year of production.  Capital required for this project is approximately $95 million.
The Company is currently in the process of securing sources of fiber for fuel-stock in North America through long-term multiple year contracts and letters of intent.

Off Balance Sheet Arrangements

At June 30, 2010, the Company did not have any off-balance-sheet arrangements.

Item 3.                  Properties

ecoTECH leases office space in Langley, British Columbia, Canada. The office lease became effective on April 1, 2008 and is for a term of five years. Basic rent for the first three years is $4,794 plus G.S.T., due in advance on the first day of each calendar month.  Basic rent for the last two years increases approximately 7% to $5,113 plus G.S.T. per month.    In addition to basic rent and applicable taxes, ecoTECH is responsible for varying operating expenses (HVAC, assessments, utilities and service charges, licenses and permits) as they arise.

Item 4.                  Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us with respect to the beneficial ownership (as defined in Instruction 4 to Item 403 of Regulation S-K under the Securities Exchange Act of 1934) of our common stock immediately following the completion of the Acquisition by (i) each person who is known by us to be the beneficial owner of more than 5% of any class of our voting securities, (ii) each of our directors and named executive officers, and (iii) all of our executive officers and directors as a group. Except as otherwise listed below, the address of each person is 800 Fifth Avenue, Suite 4100, Seattle, WA 98104.

Name And Address	Number Of Shares Beneficially Owned (1)	Percentage Owned (2)
5% Holders:
Crownwest Group(3)	10,725,000	5.61%

Directors and Officers:

C. Victor Hall (4)	49,033,929	25.6%
Anne Sanders (4)	15,189,732	7.94
Erik Odeen	15,075,000	7.88
John Matthews (4)	11,189,732	2.56
Terence Ferguson (4)	10,689,732	5.59

All directors and officers as a group (5 person)	101,178,125	52.92%
 *Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are exercisable or convertible at or within 60 days of November 12, 2010, the date of the Acquisition are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. The indication herein that shares are beneficially owned is not an admission on the part of the listed stockholder that he, she or it is or will be a direct or indirect beneficial owner of those shares.

(2) Based upon 191,189,478 shares of common stock issued and outstanding immediately following consummation of the Acquisition.

(3) The address is 453 Fulham Road, London NW6 England

(4) The address is 101-26633 Gloucester Way, Langley, BC V4W 3S8.

Item 5.                  Directors and Executive Officers

Directors and Executive Officers

Effective as of the effective date of the Acquisition the following individuals serve as the directors and executive officers of the Company.  All directors of the Company hold office until the next annual meeting of shareholders or until their successors have been elected and qualified.  The executive officers of the Company are appointed by our Board and hold office until their death, resignation or removal from office.  Unless otherwise indicated below, all officers and directors were elected or appointed on November 12, 2010.

NAME	AGE	POSITION
Executive Officers and Directors:

C. Victor Hall	65	Chairman, Chief Executive Officer
Erik Odeen (1)	43	Chief Financial Officer, Treasurer, Secretary and Director
Terence J. Ferguson	57	Executive Vice President, Business Development and Director
John Matthews	65	Executive Vice President, Engineering, and Director
Anne Sanders	52	Vice President, Administration and Director

(1)	Mr. Odeen was appointed as a director on February 23, 2009 and as an officer on February 26, 2009.

Biographical Information

C. Victor Hall, Chairman, Chief Executive Officer.  Mr. Hall was appointed as our Chairman and Chief Executive Officer in connection with the consummation of the Acquisition.  From 2007 until the closing of the Acquisition, Mr. Hall was employed by ecoTECH as its Chief Executive Officer.  From 2001-2007, Mr. Hall was employed as an officer of  ecoTECH Waste Management Systems (1991) Inc.

Erik Odeen, CPA, CFE, Chief Financial Officer, Treasurer, Secretary and Director. Mr. Odeen was appointed to our Board of Directors on February 23, 2009, as Chief Financial Officer on February 26, 2009 and as Chief Executive Officer on February 11, 2010.  Mr. Odeen resigned from his position as Chief Executive Officer upon closing of the Acquisition.   Mr. Odeen spent eight years in public accounting; 1989 through 1992 with Deloitte & Touch, and from 2004 through 2008 with PCAOB-registered McKennon, Wilson & Morgan (Irvine,  CA), where he specialized in managing  external audits, complex  accounting   issues,  SEC  Reporting  and  Sarbanes-Oxley compliance.  Additionally, Mr. Odeen has held numerous senior-level management positions during his 13-year career with International Paper Company. Currently, Mr. Odeen resides in Newport Beach, California, where he operates his consulting practice which provides accounting, financial management and advisory services to both public and privately-held company clients. Mr. Odeen is an active member of the American Institute of Certified Public Accountants (AICPA), the California Society of CPAs (CalCPA), the Washington Society of CPAs (WSCPA), and the Association of Certified Fraud Examiners (ACFE). Mr. Odeen,  a Certified  Public  Accountant in the State of California  and Certified  Fraud  Examiner,  has  over  22 years’ experience in manufacturing operations,  financial management, and public accounting. A graduate of Millsaps College, Mr. Odeen holds a Bachelor of Business Administration with concentrations in accounting and economics.

Terence J. Ferguson, Executive Vice President, Business Development and Director.  Mr. Ferguson was appointed as our Executive Vice President, Business Development and as a Director in connection with the consummation of the Acquisition.  From 2007 until the closing of the Acquisition, Mr. Ferguson was employed by ecoTECH as its Executive Vice-President.  From 2001-2007, Mr. Ferguson was employed by ecoTECH Waste Management Systems (1991) Inc.

John Matthews, Executive Vice President, Engineering and Director.  Mr. Matthews was appointed as our Executive Vice President, Engineering and as a Director in connection with the consummation of the Acquisition.  From 2007 until the closing of the Acquisition, Mr. Matthews was employed by ecoTECH as its Executive Vice-President.  From 2001-2007, Mr. Matthews was employed as an officer of ecoTECH Waste Management Systems (1991) Inc.

Anne Sanders, Vice President, Administration and Director.  Ms. Sanders was appointed as our Vice President, Administration and as a Director in connection with the consummation of the Acquisition.  From 2007 until the closing of the Acquisition, Ms. Sanders was employed by ecoTECH as its Vice-President.  From 2001-2007, Ms. Sanders was employed as an officer of ecoTECH Waste Management Systems (1991) Inc.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past five years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

•
been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated or

•	has had any bankruptcy petition filed by or against any business of which he was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time.

Family Relationships

There are no family relationships among the individuals comprising our board of directors, management and other key personnel.

Board Committees

The Board intends to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by the national securities exchanges. Therefore, we intend that a majority of our directors will eventually be independent directors and at least one director will qualify as an "audit committee financial expert." Additionally, the Board is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. Until further determination by the Board, the full Board will undertake the duties of the audit committee, compensation committee and nominating committee.

Code of Ethics

We have formally adopted a written code of ethics that applies to our board of directors, principal executive officer, principal financial officer and employees.

Item 6.     Executive Compensation

The following table sets forth the compensation paid to ecoTECH’s Chief Executive Officer and its other executive officers (“Named Executive Officers”) for services rendered during the years ended December 31, 2009 and 2008, and since Inception through December 31, 2007.

Summary Compensation Table

					Stock		Option	All Other
Name and Position	Year	Salary(1)		Bonus	Awards ($)		Awards ($)	Compensation		Total ($)
C. Victor Hall	2009	$126,762	(2)	—	$4,176,384	(3)	—	—		$4,303,146	(2)
Chief Executive Officer	2008	$135,950	(2)	—	—		—	—		$135,950	(2)
(since November 28, 2007)	2007	$24,011	(2)	—	—		—	—		$24,011	(2)

Terence Ferguson	2009	$84,508	(4)	—	$783,072	(5)	—	11,347	(6)	$878,927	(4)
Executive Vice President	2008	$90,633	(4)	—	—		—	$8,514	(6)	$99,147	(4)
(since November 28, 2007)	2007	$16,007	(4)	—	—					$16,007	(4)

John Matthews	2009	$84,508	(7)	—	$783,072	(8)	—	—		$867,580	(7)
Executive Vice President	2008	$90,633	(7)	—	—		—	—		$90,633	(7)
(since November 28, 2007)	2007	$16,007	(7)	—	—		—	—		$16,007	(7)

Anne Sanders	2009	$84,508	(9)	—	$1,305,120	(10)	—	—		$1,389,628	(9)
Vice President	2008	$90,633	(9)	—	—			—		$90,633	(9)
(since November 28, 2007)	2007	$16,007	(9)	—	—		—	—		$16,007	(9)

(1)
Mr. Hall’s salary during the period above was CAD$12,000 month.  Mr. Ferguson, Mr. Matthews and Ms. Sanders’ salaries during the periods above was CAD$8,000.  The amounts set forth in table have been adjusted to reflect $US for each such period.

(2)	$100,494, $39,653 and $7,003 has been accrued but not paid for the years ended December 31, 2009, 2008 and 2007, respectively.

(3)
16,000,000 shares of our common stock were issued to Mr. Hall in January 2009.  The value represents the compensation costs of stock issuances for financial reporting purposes for the year under ASC 718.

(4)	$72,184, $33,987 and $3,001 has been accrued but not paid for the years ended December 31, 2009, 2008 and 2007, respectively.

(5)
3,000,000 shares of our common stock were issued to Mr. Ferguson in January 2009.  The value represents the compensation costs of stock issuances for financial reporting purposes for the year under ASC 718.

(6)	Represents automobile lease payments.

(7)	$70,467, $33,987 and $3,001 has been accrued but not paid for the years ended December 31, 2009, 2008 and 2007, respectively.

(8)
3,000,000 shares of our common stock were issued to Mr. Matthews in January 2009.  The value represents the compensation costs of stock issuances for financial reporting purposes for the year under ASC 718.

(9)	$62,765, $34,931 and $5,002 has been accrued but not paid for the years ended December 31, 2009, 2008 and 2007, respectively.

(10)
5,000,000 shares of our common stock were issued to Ms. Sanders in January 2009.  The value represents the compensation costs of stock issuances for financial reporting purposes for the year under ASC 718.

Director Compensation

None of ecoTECH’s directors received any compensation for services as directors during the three (3) most recently completed fiscal years.

Outstanding Equity Awards at Fiscal-Year End

There were no outstanding equity awards at the end of ecoTECH’s last fiscal year.

Potential Payments upon Termination

None.

Employment Agreements

We do not have any employment agreements with any of our executive officers or directors.

Item 7.	Certain Relationships and Related Transactions and Director Independence

In connection with the consummation of the Acquisition, we entered into that certain Business Combination Agreement.  The terms of the Business Combination Agreement is more particularly set forth in the disclosures made under the heading “Acquisitions” in Item 1.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

On August 5, 2010, ecoTECH issued 5,400,000 shares of its Class A common shares to Erik Odeen in satisfaction of $42,000 in consulting services rendered from July 1, 2010 through August 31, 2010.  Mr. Odeen is a director and officer of Sea 2 Sky.

Director Independence

Our Board of Directors has determined that none of our directors are “independent” as defined under the standards set forth in Section 121A of the American Stock Exchange Company Guide.

Item 8.                  Legal Proceedings

Currently, we are not a party to any legal proceedings, and are not aware of any proceeding threatened or contemplated against us by any governmental authority or other party.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our common stock is traded on the OTC Bulletin Board under the symbol “SSKY.”  The following table shows the high and low bid prices for our common stock for each quarter since September 1, 2008 as reported by the OTC Bulletin Board.  All share prices have been adjusted to provide for the 30-1 forward split effected in February 10, 2009.  We consider our stock to be “thinly traded” and any reported sale prices may not be a true market-based valuation of its stock.  Some of the bid quotations from the OTC Bulletin Board set forth below may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	Sale Prices
	High	Low
Fiscal Year Ended August 31, 2010
First Quarter	$0.12	$0.05
Second Quarter	0.08	0.05
Third Quarter	0.09	0.04
Fourth Quarter	0.15	0.06

Fiscal Year Ended August 31, 2009
First Quarter	$0.00	$0.00
Second Quarter	-	-
Third Quarter	0.64	0.55
Fourth Quarter	0.65	0.07

Holders

As of November 12 2010, Sea 2 Sky Corporation had approximately 173 holders of record of its common stock after giving effect to the Acquisition.

Dividends

We have not paid any cash dividends on our common stock, and do not anticipate paying cash dividends in the foreseeable future.  Our current policy is to retain earnings, if any, to fund operations, and the development and growth of our business.  Any future determination to pay cash dividends will be at the discretion of our Board and will be dependent upon our financial condition, operation results, capital requirements, applicable contractual restrictions including restrictions in loan agreements, restrictions in our organizational documents, and any other factors that our Board deems relevant.

Item 10.  Recent Sales of Unregistered Securities

Sales of Unregistered Securities by Sea 2 Sky

Sea 2 Sky issued 110,606,239 shares of common stock to the former stockholders of ecoTECH in exchange for 100% of the issued and outstanding shares of capital stock of ecoTECH

The offer and sale of the foregoing securities was made solely to either “offshore investors” as such term is defined under Regulation S of the Securities Act of 1933, as amended and to  “accredited investors” and in reliance upon and pursuant to the exemptions from registration provided by Regulation S, Regulation D of the Securities Act and Section 4(2) of the Securities Act.

Sales of Unregistered Securities by ecoTECH

In November 2007,  ecoTECH issued 13,000,000 shares of its Class A common shares to 11 founder investors at a nominal price.  ecoTECH relied on an exemption under National Instrument (NI) 45-106.

From December 2007 through June 30 2010, ecoTECH issued 1,009,065 Class A common shares to 24 investors for an aggregate purchase price of $280,945.  ecoTECH relied on an exemption under NI 45-106.  Proceeds were used for working capital and general corporate purposes

In December 2007, ecoTECH issued an aggregate of $177,584 10% convertible debentures with a conversion price of CAD$0.21 to 20 investors.  ecoTECH relied on an exemption under NI 45-106.  Proceeds were used for working capital and general corporate purposes.

During June-July 2008, ecoTECH issued an aggregate of $273,890 10% convertible debentures with a conversion price of CAD$0.21 to 20 investors.  ecoTECH relied on an exemption under NI 45-106.  The proceeds were used for working capital and general corporate purposes.

During August 2008 through August 2009, ecoTECH issued 230,000 “flow through” shares of our common stock to six investors at a price of CAD$0.50 per shares.  ecoTECH relied on an exemption under NI 45-106.  The proceeds were used for working capital and general corporate purposes.

During November 2008, ecoTECH issued 5,474,429 Class A common shares as compensation under a consulting contract. ecoTECH relied on an exemption under NI 45-106.

During January 2009,  ecoTECH issued 27,000,000 Class A common shares to its executive officers as compensation. ecoTECH relied on an exemption under NI 45-106.

During April-June 2009, ecoTECH issued an aggregate of $60,000 10% convertible debentures with a conversion price of $0.21 to 4 investors.  ecoTECH relied on an exemption under NI 45-106.  The proceeds were used for working capital and general corporate purposes.

During January 2010, ecoTECH issued 48,000,000 Class A common shares to its executive officers as compensation. ecoTECH relied on an exemption under NI 45-106.

Form inception through June 30, 2010, ecoTECH issued 7,978,607 Class A common shares of our common stock pursuant to conversion of outstanding convertible debentures. ecoTECH relied on an exemption under NI 45-106.

During July 2010,  ecoTECH issued 393,438 shares of its Class A common shares to 9 investors at an effective price of $0.31 per share.  ecoTECH relied on an exemption under NI 45-106.  The proceeds were used for working capital and general corporate purposes.

During August 2010,  ecoTECH issued 6,250 shares of its Class A common shares to 1 investor at an effective price of $0.31 per share.  ecoTECH relied on an exemption under NI 45-106.  The proceeds were used for working capital and general corporate purposes.

During September 2010,  ecoTECH issued 392,188 shares of its Class A common shares to 10 investors at an effective price of $0.31 per share.  ecoTECH relied on an exemption under NI 45-106.  The proceeds were used for working capital and general corporate purposes.

During October 2010,  ecoTECH issued 517,813 shares of its Class A common shares to 9 investors at an effective price of $0.31 per share.  ecoTECH relied on an exemption under NI 45-106.  The proceeds were used for working capital and general corporate purposes.

On November 3, 2010, ecoTECH issued 312,500 Class A common shares as payment in full of a CAD$99,137 promissory note. ecoTECH relied on an exemption under NI 45-106.

On November 5, 2010, ecoTECH issued 5,400,000 to a consultant as compensation for consulting services rendered. ecoTECH relied on an exemption under NI 45-106.

Item 11.  Description of Securities

Sea 2 Sky Corporation is authorized to issue an aggregate of 225,000,000 shares of common stock, par value $0.001 per share.  As of the effective date of the Acquisition, 191,189,478 shares of Sea 2 Sky’s common stock was issued and outstanding.

Common Stock

All outstanding shares of Sea 2 Sky’s common stock are of the same class and have equal rights and attributes.

Voting.  The holders of our common stock are entitled to one (1) vote per share on all matters submitted to a vote of stockholders of the Company.  Our common stock does not have cumulative voting rights.  Persons who hold a majority of the outstanding shares of our common stock entitled to vote on the election of directors can elect all of the directors who are eligible for election.

Dividends.  Subject to the preferential dividend rights and consent rights of any series of preferred stock that we may from time to time designate, holders of our common stock are entitled to share equally in dividends, if any, as may be declared from time to time by our Board out of funds legally available.

Liquidation and Dissolution.  In the event of liquidation, dissolution or winding up of the Company, subject to the preferential liquidation rights of any series of preferred stock that we may from time to time designate, the holders of our common stock are entitled to share ratably in all of our assets remaining after payment of all liabilities and preferential liquidation rights.

Item 12.  Indemnification of Directors and Officers

Section 145 of the Nevada General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Articles of Incorporation  and bylaws provide that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Nevada General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Nevada General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•      any breach of the director’s duty of loyalty to the corporation or its stockholders;

•      acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•      payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•      any transaction from which the director derived an improper personal benefit.

Our Articles of Incorporation and bylaws provide that none of our directors or officers will be personally liable to us or our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that this will not eliminate or limit any liability for acts or omissions which involve intentional misconduct, fraud or knowing violation of law or payment of dividends in violation of the Nevada Revised Statutes . Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.   We have also entered into indemnity agreements with our officers and directors.

Item 13                 Financial Statements and Supplementary Data

See Item 9.01 and the exhibit index below and the corresponding exhibits, which are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

 On May 22,  2009, Sea 2 Sky  dismissed  Schumacher  &  Associates,  Inc. the independent accountants previously engaged as the principal accountants to audit its financial statements. The decision to change accountants was approved by our Board of Directors.

Also effective on May 22, 2009, we engaged dbbmckennon, Certified Public Accountants, as our independent certified public accountants. The decision to change accountants was approved by Sea 2 Sky’s Board of Directors.

Schumacher & Associates, Inc. audited our financial statements for our fiscal  years ended August 31, 2008 and 2007.  The audit report of  Schumacher & Associates,  Inc. on our financial  statements for the fiscal years stated above (the  "Audit  Period")  did not contain any  adverse  opinion or  disclaimer  of opinion,  nor were they qualified or modified as to uncertainty,  audit scope or accounting principles,  other than reflecting an uncertainty as to the Company's ability to continue as a going concern. During the Audit Period, and through May 22, 2009, there were no disagreements with Schumacher & Associates,  Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing  scope  or  procedure,  which  disagreements,  if not  resolved  to the satisfaction of the former  accountants,  would have caused it to make reference to the subject matter of the  disagreements  in connection with its report,  and there were no reportable  events as described in Item 304(a)(1)(v) of Regulation S-K.

We provided a copy of this disclosure to Schumacher & Associates, Inc. and requested that the former  accountants furnish us with a letter addressed to the Securities and Exchange  Commission  stating whether they agree with the statements made by the Registrant, and, if not, stating the respects in which they do not agree. A copy of such  letter was attached as Exhibit 16.1 to our Current Report on Form 8-K disclosing our change of accountants.
.
During the two most recent fiscal  years,  or any  subsequent  interim period  prior to  engaging  dbb  mckennon,  we nor  anyone  acting on our behalf consulted  with  dbb  mckennon  regarding  (i)  the  application  of  accounting principles to a specific completed or contemplated transaction, or (ii) the type of audit  opinion that might be rendered on the company's  financial  statements where either  written or oral advice was provided  that was an important  factor considered by the company in reaching a decision as to the accounting, auditing, or  financial  reporting  issue,  or (iii) any matter  that was the subject of a disagreement  with the company's  former  accountant on any matter of accounting principles or practices,  financial statement  disclosure,  or auditing scope or procedure,  which  disagreements,  if not  resolved to the  satisfaction  of the former accountant,  would have caused it to make reference to the subject matter of the disagreements in connection with its audit report.

Item 15.  Financial Statements and Exhibits

See Item 9.01 and the exhibit index below and the corresponding exhibits, which are incorporated herein by reference.

Item 3.02             Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under the heading “Recent Sales of Unregistered Securities—Sales of Unregistered Securities by Sea 2 Sky” in Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.01             Changes in Control of Registrant.

As a result of the Acquisition, the Company experienced a change in control, with the former stockholders of ecoTECH acquiring control of the Company.  Reference is made to the disclosures set forth under the heading “Acquisition” in Item 1.01 and the disclosures set forth in Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On the effective date of the Acquisition, in connection therewith, C. Victor Hall, Terry Ferguson, John Matthews and Anne Sanders were appointed to the Company’s Board of Directors to fill vacancies thereunder.

Additionally, on the effective date of the Acquisition, the Board of Directors appointed (i) C. Victor Hall as the Company’s Chief Executive Officer; (ii) Terence Ferguson as Executive Vice President, Business Development; (iii) John Matthews as Executive Vice President, Engineering and (iv)  Anne Sanders as Vice President, Administration.  Erik Odeen resigned his position as Chief Executive Officer concurrent with the effective date of the Acquisition.

Reference is made to the disclosures under the headings “Directors and Executive Officers,” “Executive Compensation” and “Certain Relationships and Related Transactions” in Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As a result of the Acquisition described in Items 1.01 and 2.01 of this Current Report on Form 8-K, on the Closing Date, we adopted the fiscal year end of ecoTECH, thereby changing our fiscal year end from August 31 to December 31.

Item 9.01	Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired. In accordance with Item 9.01(a), (i) ecoTECH’s audited financial statements for the period from inception through December 31, 2009 are filed in this Current Report on Form 8-K as Exhibit  99.1 and (ii) ecoTECH’s unaudited financial statements for the three and six month interim periods ended June 30, 2010 are filed in this Current Report on Form 8-K as Exhibit 99.1.

(b)           Pro Forma Financial Information. In accordance with Item 9.01(b), our unaudited pro forma consolidated financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

(d)           Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

2.1	Business Combination Agreement dated as of November 2010 by and among Sea 2 Sky Corporation, ecoTECH Energy Group (Canada) Inc. and 7697112 Canada Corp..
3.1	Articles of ecoTECH Energy Group (Canada) Inc.
3.2	Bylaws of ecoTECH Energy Group (Canada) Inc.
3.3	Articles of Amalgamation
10.1	Lease dated February 29, 2008.
10.2	Buy/Sell Supply Agreement dated May 7, 2010 between ecoTECH and Putersultants
99.1	ecoTECH Energy Group (Canada) Inc. audited financial statements from Inception to December 31, 2009 and unaudited financial statements for the period ended June 30, 2010.
99.2	Unaudited proforma consolidated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2010	Sea 2 Sky Corporation

	By:	/s/ C. Victor Hall
	Name:	C. Victor Hall
	Title:	Chief Executive Officer